 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

PRINCETON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00710	46-3516073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Riverway, Suite 2020 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1460

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) (1)	Crowe Horwath LLP (“Crowe”) was engaged as the independent registered public accounting firm for Princeton Capital Corporation (the “Company”). On October 19, 2015, Crowe informed the Company that it is resigning as the Company’s independent public accounting firm effective October 19, 2015. Crowe did not conduct any audits of the Company’s financial statements.
(2)	The Company has provided a copy of this Form 8-K to Crowe and has requested the Crowe furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements in this item 4.01(a). A copy of such letter, dated October 22, 2015, is filed as Exhibit 16 to this Form 8-K.
(b)	The Company’s Audit Committee has directed the Company’s management to prepare and seek requests for proposals from certain independent registered public accounting firms regarding the audit of the Company’s financial statements for its fiscal year ending December 31, 2015. The Company shall file a Form 8-K under Item 4.01(b) of that report at such time as the new independent registered public accounting firm has been engaged, which report shall provide the information required by Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

16	Letter from Crowe Horwath LLP dated October 22, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 22, 2015	PRINCETON CAPITAL CORPORATION

	By:	/s/ Gregory J. Cannella
	Name:	Gregory J. Cannella
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Crowe Horwath LLP dated October 22, 2015.

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